    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2002
                                                   REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                       SIZELER PROPERTY INVESTORS, INC.
            (Exact Name of Registrant as Specified in its Charter)

            Maryland                                    72-1082589
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

                            2542 Williams Boulevard
                           Kenner, Louisiana   70062
          (Address of Principal Executive Offices, including Zip Code)

                             _____________________

              Sizeler Real Estate Management Co., Inc. 401(k) Plan
                            (Full Title of the Plan)

                             _____________________

                          Sidney W. Lassen, Chairman
                            2542 Williams Boulevard
                           Kenner, Louisiana   70062
                    (Name and Address of Agent for Service)

                                (504) 471-6200
         (Telephone Number, Including Area Code, of Agent for Service)
                             _____________________

                                    Copy to:
                           William I. Schapiro, Esq.
                        Jaeckle Fleischmann & Mugel, LLP
                            800 Fleet Bank Building
                               12 Fountain Plaza
                           Buffalo, New York   14202
                                 (716) 856-0600
                             _____________________

                        CALCULATION OF REGISTRATION FEE

                                            Proposed Maximum           Proposed Maximum          Amount of
Title of Securities      Amount To           Offering Price           Aggregate Offering       Registration
 To Be Registered      Be Registered            Per Share                 Price (1)               Fee (1)
------------------------------------------------------------------------------------------------------------
Common Stock,
 $0.0001 par value
 per share  (2)(3)        100,000                Various                    $976,000               $89.20
------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with Rule 457(h)(1) and 457(c) under the Securities Act of 1933 based on the average of the high and low reported sales prices on the New York Stock Exchange on March 20, 2002.
(2) Includes associated rights to purchase Series A Preferred Stock pursuant to the Shareholder Rights Agreement dated as of August 6, 1998.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. No registration fee is payable with respect to such interests, in accordance with Rule 457(h)(2).
 ______________________________________________________________________________

                               EXPLANATORY NOTE

          This Registration Statement covers the maximum number of shares of common stock, par value $0.0001 per share ("Common Stock"), of the Registrant that could be issued under the Sizeler Real Estate Management Co., Inc. 401(k) Plan described herein.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I will be sent or given to employees participating in the plan described herein as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 8 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          Sizeler Property Investors, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

  .  Our Annual Report on Form 10-K for the year ended December 31, 2001.

  .  Our Current Report on Form 8-K, as filed with the SEC on June 26, 2001.

  .  Our Current Report on Form 8-K, as filed with the SEC on December 3, 2001.

  .  Our Current Report on Form 8-K, as filed with the SEC on December 21, 2001.

  . Our Registration Statement on Form 8-A, as filed with the SEC on August 26, 1998.

  . Our Registration Statement on Form 8-A/A, as filed with the SEC on December 18, 2001.


          In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant is organized in the State of Maryland. The Maryland General Corporation Law ("MGCL") permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper personal benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

          The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which the person is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and
(a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

          The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Maryland corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation.

          In addition, a director or officer of a Maryland corporation may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer did not meet the requisite standard of conduct for permitted indemnification.

          As a condition to advancing expenses to a director who is a party to a proceeding, the MGCL requires the Registrant to obtain (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant and
(b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

          The Registrant's Charter provides that the Registrant will indemnify its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law. The Registrant's Charter contains a provision which limits a director's or officer's personal liability for monetary damages to the Registrant or its stockholders. The Registrant's Charter also provides that the Registrant will indemnify other employees and agents to the extent authorized by the Registrant's board of directors or the

Registrant's Bylaws. The Bylaws of the Registrant do not authorize any such indemnification for non-director, non-officer employees or agents.

          The Registrant has entered into an indemnification agreement (the "Indemnification Agreement') with each of its directors and officers, and the Board of Directors has authorized the Registrant to enter into an Indemnification Agreement with each of the future directors and officers of the Registrant. The MGCL permits a corporation to indemnify its directors and officers. However, the protection that is specifically afforded by the MGCL authorizes other arrangements for indemnification of directors and officers, including insurance. The Indemnification Agreement is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

          The Indemnification Agreement provides that the Registrant shall indemnify a director or officer who is a party to the agreement (the "Indemnitee"), if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a director or officer of the Registrant, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by the Indemnification Agreement. This is similar to the indemnification provided by the MGCL except that indemnification is not available under the Indemnification Agreement to the Indemnitee who pays any amount in settlement of a proceeding without the Registrant's written consent.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

Exhibit
Number         Description
-------        -----------
  4.1          Form of Certificate for Common Stock, $0.0001 par value
               (incorporated by reference to Exhibit 5 to the Registrant's amended registration statement on Form 8-A/A filed with the SEC on December 18, 2001).
  4.2          Shareholder Rights Agreement dated as of August 6, 1998
               (incorporated by reference to the Registrant's Form 8-A filed on
               August 26, 1998).
  4.3          Amendment No. 1 to Shareholder Rights Agreement, dated as of
               February 5, 1999 (incorporated by reference to the exhibits to the Registrant's Form 10-K for the year ended December 31, 1998).
  5.1          *
----------------
*  The Sizeler Real Estate Management Co., Inc. 401(K) Plan (which is on the administrator's prototype form) has been submitted to the Internal Revenue
   Service (IRS) for a determination letter and the Plan will make all changes required by the IRS to qualify the Plan.

 23.1          Consent of KMPG LLP (filed herewith).
 24.1          Power of Attorney (included on signature page).


ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenner, State of Louisiana, on March 29, 2002.


                                        SIZELER PROPERTY INVESTORS, INC.



                                        By /s/ Robert A. Whelan
                                           _____________________________________
                                               Robert A. Whelan
                                               Chief Financial Officer


                              POWERS OF ATTORNEY


          We, the undersigned directors and officers of Sizeler Property Investors, Inc., a Maryland corporation, do hereby constitute and appoint Sidney
W. Lassen and Thomas A. Masilla, Jr., and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 29th day of March, 2002.


                  Signature                                       Title
                  ---------                                       -----
     /s/ Sidney W. Lassen
______________________________________           Chairman of the Board and Chief Executive
Sidney W. Lassen                                 Officer (Principal Executive Officer)

     /s/ Thomas A. Masilla, Jr.
______________________________________           Vice Chairman, President and Director
Thomas A. Masilla, Jr.                           (Principal Operating Officer)

     /s/ Robert A. Whelan
______________________________________           Chief Financial Officer (Principal Financial
Robert A. Whelan                                 and Accounting Officer)

     /s/ J. Terrell Brown
______________________________________           Director
J. Terrell Brown

     /s/ Francis L. Fraenkel
______________________________________           Director
Francis L. Fraenkel

     /s/ Harold B Judell
______________________________________           Director
Harold B. Judell

     /s/ James W. McFarland
______________________________________           Director
James W. McFarland

     /s/ Richard L. Pearlstone
______________________________________           Director
Richard L. Pearlstone

     /s/ Theodore H. Strauss
______________________________________           Director
Theodore H. Strauss


          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenner, State of Louisiana, on March 29, 2002.


                                     SIZELER REAL ESTATE MANAGEMENT CO., INC.
                                         401(k) PLAN



                                     By:       /s/ Robert A. Whelan
                                         _______________________________________
                                         Robert A. Whelan
                                         Trustee

                                 EXHIBIT INDEX


Exhibit
Number                                 Description
------                                 -----------
  4.1          Form of Certificate for Common Stock, $0.0001 par value
               (incorporated by reference to Exhibit 5 to the Registrant's amended registration statement on Form 8-A/A filed with the SEC on December 18, 2001).
  4.2          Shareholder Rights Agreement dated as of August 6, 1998
               (incorporated by reference to the Registrant's Form 8-A filed on
               August 26, 1998).
  4.3          Amendment No. 1 to Shareholder Rights Agreement, dated as of
               February 5, 1999 (incorporated by reference to the exhibits to the Registrant's Form 10-K for the year ended December 31, 1998).
  5.1          *
 23.1          Consent of KMPG LLP (filed herewith).
 24.1          Power of Attorney (included on signature page).
-----------------------
*  The Sizeler Real Estate Management Co., Inc. 401(K) Plan (which is on the administrator's prototype form) has been submitted to the Internal Revenue
   Service (IRS) for a determination letter and the Plan will make all changes required by the IRS to qualify the Plan.